CONSENT OF INDEPENDENT AUDITORS

      We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 (No. 333-31276) of e-Auction Global Trading Inc. of our report dated July 3, 2000, relating to the financial statements of Schelfhout Computer Systemen, N.V. for the twelve month periods ending December 31, 1998 and December 31, 1999 which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers Bedrijfsrevisoren bcvba

Antwerp
November 9, 2000